Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
Third Quarter Revenue Totaled $375.5 Million, Representing Year-over-Year Growth of 324% on an As-Reported Basis and Year-over-Year Growth of 38% on a Pro Forma Basis
Strong Top-Line Growth and Operating Leverage Continue to Drive Significant Profitability Growth and Free Cash Flow Generation
Integrated End-to-End Platform Positioned to Address Greatly Expanded Market Opportunity
Austin, TX – February 8, 2022 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal third quarter ended December 31, 2021. The Company completed the acquisitions of AdColony Holdings AS and Fyber N.V. on April 29 and May 25, 2021, respectively. Specific references made to “pro forma” results in this release provide investors with quarterly results and comparisons as if all acquired businesses were owned for the entirety of the third quarter of fiscal 2021. The Company believes that pro forma results, where applicable, can provide investors with more relevant year-over-year comparisons. The reconciliations between the pro forma and GAAP financial results for the relevant periods are provided in the tables following the Unaudited Consolidated Statements of Cash Flows below.
Recent Financial Highlights:
•Fiscal third quarter of 2022 revenue totaled $375.5 million, representing a 324% increase year-over-year on an as-reported basis and a 38% increase year-over-year as compared to the comparable pro forma figure for the fiscal third quarter of 2021.
•GAAP net income for the fiscal third quarter of 2022, inclusive of a $18.2 million fair value adjustment to the contingent acquisition-related earn-outs, was $7.1 million, or $0.07 per share, as compared to GAAP net income of $14.5 million, or $0.15 per share for the fiscal third quarter of 2021. Non-GAAP adjusted net income1 for the fiscal third quarter of 2022 was $50.9 million, or $0.49 per share, as compared to Non-GAAP adjusted net income of $20.0 million, or $0.21 per share, in the fiscal third quarter of 2021.
•Non-GAAP adjusted EBITDA2 for the fiscal third quarter of 2022 was $57.0 million, representing growth of 153% as compared to Non-GAAP adjusted EBITDA of $22.5 million in the fiscal third quarter of 2021.
“Very few companies can walk and chew gum at the same time,” said Bill Stone, CEO. “We made material progress on our integration strategy in the December quarter, while simultaneously delivering record financial results. Many companies experience difficulties in the present with their execution, because they are overly focused on building the future, or vice versa. I’m proud of our team’s hustle and ability to do both. Integration for the future and execution in the present are becoming core competencies of Digital Turbine.”
“Top-line growth of 324% and 38%, on an as-reported basis and pro forma basis, respectively, is certainly a great result, but I am even more encouraged by the continued operating leverage exhibited by the business model. Non-GAAP adjusted EBITDA of more than $57 million during the December quarter increased by 153% on a year-over-year basis, and Non-GAAP adjusted EPS of $0.49 during the December quarter increased by 133% on a year-over-year basis.”

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

Mr. Stone concluded, “Calendar 2021 was a pivotal year for Digital Turbine, during which we strategically re-positioned the Company to leverage its inherent on-device competitive advantages to more effectively capitalize on a significantly expanded market opportunity in calendar 2022 and beyond. We are already seeing both revenue and cost synergies from our acquisitions bearing fruit and it is early days. Our strategy is winning in the marketplace. I am grateful for the hard work and shared dedication exhibited by all of Digital Turbine’s employees, O&O partners and platform advertisers."
Fiscal 2022 Third Quarter Financial Results
Total revenue for the third quarter of fiscal 2022 was $375.5 million. Total “On-Device Media” revenue, which represents revenue derived from the Company’s Application Media and Content Media platform products before intercompany eliminations, increased 43% year-over-year to $133.6 million. Before intercompany eliminations, total revenue from our two “In-App Media” segments, which represents revenue derived from the Fyber and AdColony businesses, increased 40% year-over-year on a pro forma basis to $251.7 million. Fyber contributed $157.4 million during the quarter, while AdColony contributed $94.3 million during the quarter.
GAAP net income for the fiscal third quarter of 2022, inclusive of a $18.2 million fair value adjustment to the contingent acquisition-related earn-outs, was $7.1 million, or $0.07 per share, as compared to GAAP net income of $14.5 million, or $0.15 per share for the third quarter of fiscal 2021. Non-GAAP adjusted net income1 for the third quarter of fiscal 2022 was $50.9 million, or $0.49 per share, as compared to Non-GAAP adjusted net income of $20.0 million, or $0.21 per share, in the third quarter of fiscal 2021.
Non-GAAP adjusted EBITDA2 for the third quarter of fiscal 2022 was $57.0 million, representing an increase of 153% year-over-year when compared to Non-GAAP adjusted EBITDA of $22.5 million in the third quarter of fiscal 2021. The reconciliations between GAAP and Non-GAAP financial results for all referenced periods are provided in the tables immediately following the Unaudited Consolidated Statements of Cash Flows below.
Business Outlook
Based on information available as of February 8, 2022, the Company currently expects the following for the full-year fiscal 2022 period:
•Revenue of between $1.225 billion and $1.240 billion
•Non-GAAP adjusted EBITDA2 of between $195 million and $197 million
•Non-GAAP adjusted EPS1 of between $1.66 and $1.68, based on approximately 105 million diluted shares outstanding and an effective tax rate of 20% on non-GAAP net income in the fiscal fourth quarter
It is not reasonably practicable to provide a business outlook for GAAP net income because the Company cannot reasonably estimate the changes in stock-based compensation expense, which is directly impacted by changes in the Company’s stock price, any adjustment to the contingent earn-out provisions, which will continue to be adjusted to fair value through the end of the earn-out periods, or other items that are difficult to predict with precision.

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

About Digital Turbine, Inc.
Digital Turbine is the leading independent mobile growth platform and levels up the landscape for advertisers, publishers, carriers and OEMS. By integrating a full ad stack with proprietary technology built into devices by wireless operators and OEMs, Digital Turbine supercharges advertising and monetization. The company is headquartered in Austin, Texas, with global offices in New York, Los Angeles, San Francisco, London, Berlin, Singapore, Tel Aviv and other cities serving top agency, app developer and advertising markets. For additional information visit www.digitalturbine.com.

Conference Call
Management will host a conference call today at 4:30 p.m. ET to discuss its fiscal 2022 third quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.
For those who are not able to join the live call, a playback will be available through February 15, 2022. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 1972027.
The conference call will discuss forward guidance and other material information.
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted net income and earnings per share (“EPS”) and non-GAAP adjusted EBITDA. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.
Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

1Non-GAAP adjusted net income and EPS are defined as GAAP net income and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, adjustments in the fair value of earn-out liabilities associated with acquisitions, and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted net income and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.
2Non-GAAP adjusted EBITDA is calculated as GAAP net income excluding the following cash and non-cash expenses: net interest income/(expense), adjustments in the fair value of earn-out liabilities associated with acquisitions, income tax provision, depreciation and amortization, stock-based compensation expense, amortization of intangibles, foreign exchange, transaction gains/(losses), and transaction-related expenses and compensation costs. Readers are cautioned that non-GAAP adjusted EBITDA should not be construed as an alternative to net income determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.
Non-GAAP adjusted EBITDA and non-GAAP adjusted net income and EPS are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.
Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors and risks include:
•a decline in general economic conditions nationally and internationally
•decreased market demand for our products and services
•market acceptance and brand awareness of our products
•risks associated with indebtedness
•the ability to comply with financial covenants in outstanding indebtedness
•the ability to protect our intellectual property rights
•risks associated with adoption of our platform among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying our platform)
•actual mobile device sales and sell-through where our platform is deployed is out of our control
•risks associated with our ability to manage the business amid the COVID-19 pandemic
•the impact of COVID-19 on our partners, digital advertising spend and consumer purchase behavior
•the impact of COVID-19 on our results of operations

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

•risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our mobile platform
•risks associated with the activities of advertisers
•risks associated with the timing of our platform software pushes to the embedded bases of carrier and OEM partners
•risks associated with end user take rates of carrier and OEM software pushes which include our platform
•new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•risks associated with fluctuations in the number of our platform slots across US carrier partners
•required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•customer adoption that either we or the market may expect
•the difficulty of extrapolating monthly demand to quarterly demand
•the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as adjusted EBITDA)
•ability as a smaller company to manage international operations
•varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•changes in economic conditions and market demand
•rapid and complex changes occurring in the mobile marketplace
•pricing and other activities by competitors
•technology management risk as the Company needs to adapt to a rapidly developing mobile device marketplace, complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources
•system security risks and cyberattacks
•risks and uncertainties associated with the integration of the acquisition of AdColony, including our ability to realize the anticipated benefits of the acquisition
•risks and uncertainties associated with the integration of the acquisition of Fyber, including our ability to realize the anticipated benefits of the acquisition and the satisfaction of related earn-out provisions
•risks associated with the failure or inability to pay the future consideration due in the Fyber acquisition
•challenges and risks associated with our rapid growth by acquisitions and resulting significant demands on our management and infrastructure
•challenges and risks associated with our global operations and related business, political, regulatory, operational, financial, and economic risks as a result of our global operations

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

•other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.
You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contact:
Brian Bartholomew
Digital Turbine, Inc.
brian.bartholomew@digitalturbine.com
SOURCE Digital Turbine, Inc.
Digital Turbine, Inc.

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Three months ended December 31,
	2021	2020
Net revenue	$375,487	$88,592
Costs of revenue and operating expenses
License fees and revenue share	267,722	50,144
Other direct costs of revenue	5,125	749
Product development	17,720	5,202
Sales and marketing	15,857	5,219
General and administrative	39,924	6,761
Total costs of revenue and operating expenses	346,348	68,075
Income from operations	29,139	20,517
Interest and other income / (expense), net
Change in fair value of contingent consideration	(18,200)	(4,662)
Interest expense, net	(2,195)	(266)
Foreign exchange transaction gain	2,122	—
Other expense, net	(86)	(13)
Total interest and other income / (expense), net	(18,359)	(4,941)
Income before income taxes	10,780	15,576
Income tax provision	3,718	1,061
Net income	7,062	14,515
Less: net income / (loss) attributable to non-controlling interest	48	—
Net income attributable to Digital Turbine, Inc.	7,014	14,515
Other comprehensive loss
Foreign currency translation adjustment	(8,389)	(132)
Comprehensive income / (loss)	(1,327)	14,383
Less: comprehensive loss attributable to non-controlling interest	(11)	—
Comprehensive income / (loss) attributable to Digital Turbine, Inc.	$(1,316)	$14,383
Net income per common share
Basic	$0.07	$0.16
Diluted	$0.07	$0.15
Weighted-average common shares outstanding
Basic	96,548	89,003
Diluted	103,287	96,976

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share amounts)

	December 31, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$115,046	$30,778
Restricted cash	394	340
Accounts receivable, net	291,200	61,985
Prepaid expenses and other current assets	21,928	4,282
Total current assets	428,568	97,385
Property and equipment, net	25,862	13,050
Right-of-use assets	16,657	3,495
Intangible assets, net	446,535	53,300
Goodwill	554,975	80,176
Deferred tax assets, net	—	12,963
Other non-current assets	883	—
TOTAL ASSETS	$1,473,480	$260,369

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$171,562	$34,953
Accrued license fees and revenue share	111,173	46,196
Accrued compensation	37,106	9,817
Acquisition purchase price liabilities	253,700	—
Short-term debt	12,501	14,557
Other current liabilities	23,586	5,626
Total current liabilities	609,628	111,149
Long-term debt, net of debt issuance costs	341,590	—
Deferred tax liabilities, net	18,856	—
Other non-current liabilities	17,540	4,108
Total liabilities	987,614	115,257
Commitments and contingencies (Note 13)
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 97,471,352 issued and 96,731,227 outstanding at December 31, 2021; 90,685,553 issued and 89,949,847 outstanding at March 31, 2021	10	10
Additional paid-in capital	740,592	373,310
Treasury stock (758,125 shares at December 31, 2021 and March 31, 2021)	(71)	(71)
Accumulated other comprehensive loss	(45,051)	(903)
Accumulated deficit	(211,888)	(227,334)
Total stockholders' equity	483,692	145,112
Non-controlling interest	2,174	—
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,473,480	$260,369

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

Digital Turbine, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three months ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	7,062	14,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,965	1,821
Non-cash interest expense	202	19
Stock-based compensation expense	5,739	160
Change in fair value of contingent consideration	18,200	4,662
Right-of-use asset	1,319	186
Deferred income taxes	4,621	—
Payment of contingent consideration in excess of amount capitalized at acquisition	—	(5,419)
Foreign exchange transaction (gain) / loss	(1,603)	—
(Increase) / decrease in assets:
Accounts receivable, gross	(42,680)	(13,011)
Allowance for credit losses	443	257
Prepaid expenses and other current assets	(843)	61
Other non-current assets	(21)	—
Increase / (decrease) in liabilities:
Accounts payable	(13,209)	(2,213)
Accrued license fees and revenue share	27,995	13,988
Accrued compensation	12,188	2,804
Other current liabilities	(1,529)	1,268
Other non-current liabilities	1,859	(152)
Net cash provided by operating activities	35,708	18,946

Cash flows from investing activities
Business acquisitions, net of cash acquired	(136)	—
Capital expenditures	(5,281)	(2,366)
Net cash used in investing activities	(5,417)	(2,366)

Cash flows from financing activities
Proceeds from borrowings	102,779	—
Payment for debt issuance costs	(1,056)	—
Payment of contingent consideration	—	(7,655)
Payment of deferred business acquisition consideration	(98,175)	—
Options and warrants exercised	659	2,399
Payment of withholding taxes for net share settlement of equity awards	(7,587)	—
Repayment of debt obligations	(6,367)	(500)
Net cash used in financing activities	(9,747)	(5,756)

Effect of exchange rate changes on cash	(1,321)	(132)

Net change in cash	19,223	10,692

Cash and restricted cash, beginning of period	96,217	32,967

Cash and restricted cash, end of period	$115,440	$43,659

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

PRO FORMA REVENUE
(in thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020	% Change
On Device Media	$133,594	$93,403	43%
In App Media - AdColony	94,335	73,909	28%
In App Media - Fyber	157,380	106,361	48%
Elimination	(9,822)	(2,138)	359%
Consolidated	$375,487	$271,535	38%

GAAP INCOME FROM OPERATIONS TO NON-GAAP GROSS PROFIT
(in thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020
Net revenue	$375,487	$88,592
Income from operations	29,139	20,517
Add-back items:
Product development	17,720	5,202
Sales and marketing	15,857	5,219
General and administrative	39,924	6,761
Depreciation of software included in other direct costs of revenue	753	748
Non-GAAP gross profit	$103,393	$38,447
Non-GAAP gross profit percentage	28%	43%

GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME
(in thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020
Net income	$7,062	$14,515
Add-back items:
Stock-based compensation expense	5,739	160
Amortization of intangibles	13,773	670
Change in fair value of contingent consideration	18,200	4,662
Transaction-related expenses and compensation costs	6,167	12
Non-GAAP adjusted net income	$50,941	$20,019
Non-GAAP adjusted net income per share	$0.49	$0.21
Weighted-average common shares outstanding, diluted	103,287	96,976

Digital Turbine Reports Fiscal 2022 Third Quarter Financial Results
February 8, 2022

GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020
Net income	$7,062	$14,515
Add-back items:
Stock-based compensation expense	5,739	160
Amortization of intangibles	13,773	670
Depreciation expense	2,192	1,151
Interest expense, net	2,195	266
Other expense, net	86	13
Change in fair value of contingent consideration	18,200	4,662
Foreign exchange transaction gain	(2,122)	—
Income tax provision	3,718	1,061
Transaction-related expenses and compensation costs	6,167	12
Non-GAAP adjusted EBITDA	$57,010	$22,510

GAAP CASH FLOW FROM OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(in thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020
Net cash provided by operating activities	35,708	18,946
Capital expenditures	(5,281)	(2,366)
Payment of contingent consideration in excess of amount capitalized at acquisition	—	5,419
Transaction-related expenses and compensation costs	6,167	12
Non-GAAP free cash flow	$36,594	$22,011